EXHIBIT 10.12

FIRST AMENDMENT

TO

2000 STOCK OPTION PLAN

THIS FIRST AMENDMENT TO 2000 STOCK OPTION PLAN (the “Amendment”) is made and adopted, effective as of August 1, 2001 (the “Effective Date”), by CALLWAVE, INC., a California corporation (the “Company”), with reference to the following facts.

RECITALS:

A. The Company previously adopted that certain 2000 Stock Option Plan dated effective April 13, 2000, (the “Option Plan”), and the shareholders and Board of Directors of the Company set aside thereunder Seven Hundred Fifty Thousand (750,000) shares of Common Stock as of April 13, 2000, to permit certain additional administrative procedures in connection with the operation of the Option Plan.

B. The Board of Directors and shareholders have determined that in order to attract and retain talented employees, the Company needs to set aside additional shares under that Option Plan for the granting of options and issuance of shares of restricted stock thereunder.

C. The Board of Directors and shareholders of the Corporation have approved the setting aside of an additional One Million (1,000,000) shares of Common Stock under the Option Plan, and the Company is executing this Amendment in order memorialize those actions.

AMENDMENT:

NOW, THEREFORE, the Company, intending to be legally bound, hereby amends the Option Plan as follows:

1. INCREASE IN AUTHORIZED SHARES

Effective as of the Effective Date, the number of shares of Common Stock set aside under the Option Plan for the granting of options and issuance of shares of restricted stock thereunder is hereby increased by One Million (1,000,000) shares, to a total of One Million Seven Hundred Fifty Thousand (1,750,000) (including in such 1,750,000 figure the aggregate number of shares of Common Stock heretofore set aside under the Option Plan).

2. MISCELLANEOUS

Except as expressly modified by this Amendment, the Option Plan is hereby ratified and confirmed and remains in full force and effect.

(Signature appears on the following page.)

IN WITNESS WHEREOF, the undersigned has executed this First Amendment, effective as of the “Effective Date” described above.

CALLWAVE, INC., a California corporation

	By	/s/ ROBERT A. DOLAN
Date		Robert A. Dolan, Vice President & Secretary